                                                        EXHIBIT 10.39

                          STAND-BY PURCHASE AGREEMENT
                          ---------------------------

         This Agreement dated as of August 8, 1995 is made by and between Trans World Airlines, Inc., a Delaware corporation (the "Company") and M.D. Sass Re/Enterprise Partners L.P., a Delaware limited partnership ("Sass Partnership") and M.D. Sass Re/Enterprise International Ltd., a British Virgin Island Company ("International"; Sass Partnership and International being hereinafter referred to collectively as the "Purchasers");

                                  WITNESSETH:

         WHEREAS, the Company is a Chapter 11 bankruptcy debtor under the United States Bankruptcy Code (the "Bankruptcy Code");

         WHEREAS, pursuant to the Company's plan of reorganization confirmed by the United States Bankruptcy Court for the Eastern District of Missouri on August 4, 1995 (the "Plan"), the Company will issue 600,000 Ticket Vouchers (as defined in Section 1.1.159 of the Plan), the form of which Ticket Vouchers is attached as Exhibit "A" hereto, having an aggregate face amount of $30,000,000;

         WHEREAS, the Plan contemplates the possibility of a stand-by purchase arrangement for the purchase of Ticket Vouchers;

         WHEREAS, the Company and Purchasers are willing to enter into this Agreement to provide for such a stand-by purchase arrangement;

         NOW THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable considerations, the receipt and sufficiency thereof which are hereby acknowledged, the Company and the Purchasers, agree as follows:

         1. STAND-BY COMMITMENT TO PURCHASE TICKET VOUCHERS. On the basis of the covenants, representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Purchasers agree as follows:

                          a. Each of the Purchasers will on the Effective Date (as defined in the Plan) issue its unconditional contractual undertaking (the "Standby Commitment") to purchase, without setoff or reduction of any kind, all Ticket Vouchers tendered to and accepted by American Stock Transfer and Trust Company as agent (the "Agent") during the period commencing on the Effective Date and ending on October 15, 1995 (but in no event earlier than the close of business on the date 45 consecutive days after the Effective Date) (the "Expiration Date"), such purchase to be at a price of $26.00 per $50.00 face amount of the Ticket Vouchers so tendered (the "Standby Purchase Price"). Ticket Vouchers so purchased by the Purchasers after being validated by the Agent shall be conclusively deemed, as between the Purchasers and the Company, to be Ticket Vouchers for all purposes of this Agreement.

                          b. The Standby Commitment provides that payment of the Standby Purchase Price will be made to the Agent within three days after the Expiration Date (the "Settlement Date") in immediately available funds. The form of the Standby Commitment will be substantially as set forth as EXHIBIT "B" hereto.

                          c. On the Settlement Date, the Purchasers will notify the Company of the aggregate face amount of Ticket Vouchers tendered and purchased by the Purchasers pursuant to Section 1.a. above (the "Purchased Ticket Vouchers").

         2.      AGREEMENT OF THE COMPANY TO REDEEM TICKET VOUCHERS.

                          a. The Company unconditionally agrees to redeem, at a price of $33.00 per $50.00 face amount (the "Redemption Price"), without setoff or reduction of any kind, the Purchased Ticket Vouchers from the Purchasers in accordance with the following schedule (the "Scheduled Redemption"):

                                  (1)      on the Settlement Date, the Company
                                  will redeem at the Redemption Price, 1/9th of the Purchased Ticket Vouchers (the "October Redemption");

                                  (2)      on the fifteenth day of each of
                                  March and April 1996, the Company will redeem at the Redemption Price 1/3 of the Purchased Ticket Vouchers remaining after the October Redemption;

                                  (3) on the fifteenth day of each of May and June 1996, the Company will redeem at the Redemption Price 1/6th of Purchased Ticket Vouchers remaining after the October Redemption (subject to the credit set forth below).

                          Payment of the aggregate Redemption Price for a Scheduled Redemption shall be made on or before the date stated above (each a "Redemption Date") in immediately available funds in accordance with wire transfer instructions from the Purchasers upon tender to the Company of the Purchased Ticket Vouchers to be redeemed in a manner sufficient to convey good title thereto free and clear of any lien or encumbrance arising by, through or under the Purchasers, to the Company. Any Scheduled Redemption payment or portion thereof not so made upon proper tender by the Purchasers of the Purchased Ticket Vouchers shall include interest from and including the Redemption Date such payment is due until paid at an overdue rate equal to the then applicable Prime Commercial rate of Chase Manhattan Bank N.A. plus 250 basis points (the "Overdue Rate") and reasonable out-of-pocket collection costs, including reasonable attorneys' fees and disbursements, if any, incurred by the Purchasers. Payments received will be applied first, to pay reasonable out-of-pocket collection costs, including reasonable attorneys' fees and disbursements, if any, incurred by Purchasers, and second, to pay overdue interest due under this Agreement and third, to pay overdue Scheduled Redemption amounts.

                          b. The Company may credit against its final Scheduled Redemption an amount equal to (i) $7.00 times (ii) the number of Purchased Ticket Vouchers redeemed on or about the October 15, 1995 Redemption Date.

                          c. Provided that no Event of Default shall have occurred and then be continuing under this Agreement, the Company may, at its option, redeem any or all of the Purchased Ticket Vouchers on any day after October 31, 1995 in advance of any Scheduled Redemption at the price set opposite the month below in which such day occurs (a "Discounted Redemption") as follows:

                          Month                      Discounted Redemption Price

                          November 1995                    $30

                          December 1995                    $30
                          January 1996                     $31

                          February 1996                    $32
                          March 1996                       $33

                          April 1996                       $33
                          May 1996                         $33
                          June 1996                        $33

                 The Company may exercise its option for Discounted Redemption by giving five business days prior written notice to the Purchasers of such exercise (i) stating the amount of Ticket Vouchers being redeemed in advance of such Scheduled Redemption and (ii) designating the date of such Discounted Redemption. Upon tender to the Agent of the Purchased Ticket Vouchers subject to the Discounted Redemption on the date specified in the written notice for such Discounted Redemption, the Company shall pay to the Purchasers the required Discounted Redemption amount in the form of a wire transfer of immediately available funds in accordance with wire transfer instructions from the Purchasers. The Discounted





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
                 Redemption payments will be applied in inverse order of Scheduled Redemptions. The option to redeem Ticket
                 Vouchers in advance does not extend to any Ticket Vouchers scheduled for redemption during the calendar month in which the Purchasers receive such notice from the Company. Any notice of Discounted Redemption as to which the Company shall have exercised its option may be withdrawn upon the giving of a notice of revocation at least two (2) business days prior to the date fixed for such Discounted Redemption.

                 d. The Purchasers agree not to sell the Purchased Ticket Vouchers except to the Company pursuant to this Section 2 or upon any Event of Default as hereafter defined.

         3.      COMPENSATION TO PURCHASERS FOR STANDBY COMMITMENT.

                 a.       As compensation for the Purchasers' commitment in
                 Section 1, the Company will pay to the Purchasers a fee equal to $.90 times the difference between (i) 600,000 and (ii) the number of Purchased Ticket Vouchers (the "Commitment Fee").
                 As compensation for M.J. Whitman, Inc.'s intermediary role in the Standby Commitment, the Company will pay to M.J. Whitman, Inc. a fee equal to $1.02 times the number of Purchased Ticket Vouchers (but not to exceed $400,000) (the "TWA Broker Fee"). The Purchasers will pay a fee to M.J. Whitman, Inc. of $39,000 (the "Purchasers Broker Fee").

                 b. The Commitment Fee, the TWA Broker Fee and the Purchasers Broker Fee will be paid in immediately available funds on the Settlement Date upon confirmation by the Agent of full funding by the Purchasers of the Standby Purchase Price.

         4 .     PAYMENT OF TRANSACTION COSTS, FEES AND EXPENSES.

                 a. In the event the Stand-by Commitment is issued as herein contemplated, the Company agrees to pay upon presentation of an appropriate invoice(s) therefor (together with such reasonable detail concerning the matters covered by such invoice(s) as the Company may in good faith request) the reasonable out-of-pocket expenses of (i) the Purchasers, including reasonable attorneys' fees and disbursements, in connection with the negotiation, preparation and execution of this Agreement and the issuance of the Standby Commitment on the Effective Date, not to exceed in the aggregate, $37,500,
                 (ii) the Agent in connection with its performance of the transaction contemplated to be performed by it hereunder, and
                 (iii) M. J. Whitman, Inc. and its counsel, LeBoeuf, Lamb, Greene & MacRae, in connection with the negotiation, preparation and execution of this Agreement, as separately agreed in writing between the Company and M. J. Whitman, Inc., a true and correct copy of which writing will be provided to the Purchasers by the Company promptly after execution hereof.





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
                 b. In the event that the Standby Commitment is not issued by the Purchasers as herein contemplated, (i) by mutual agreement in writing of the Company and the Purchasers or (ii) as a result of the breach of this Agreement by either the Company or the Purchasers, the Company and the Purchasers, in the case of clause (i), or the breaching party in the case of clause (ii), as the case may be, agree(s) to pay upon presentation of an appropriate invoice therefor (together with such reasonable detail concerning the matters covered by such invoice(s) as the Company may in good faith request) the reasonable fees and out-of-pocket expenses of M. J. Whitman, Inc. and the reasonable fees and disbursements of LeBoeuf, Lamb, Greene & MacRae in acting as counsel for M. J. Whitman, Inc. in connection with negotiation and preparation of this Agreement, which shall not exceed in the aggregate $37,500; PROVIDED, HOWEVER, that in the event the Company is the breaching party in the case of clause (ii), the Company agrees to pay the reasonable out-of-pocket expenses of the Purchasers, including reasonable attorneys' fees and disbursements, in connection with the negotiation, preparation and execution of this Agreement prior to the Company's breach, not to exceed in the aggregate $37,500; PROVIDED FURTHER, HOWEVER, that in the event the Purchasers are the breaching parties in the case of clause (ii), the Purchasers agree to pay the reasonable out-of-pocket expenses of the Company, including reasonable attorneys' fees and disbursements, in connection with the negotiation, preparation and execution of this Agreement prior to the Purchasers' breach, not to exceed in the aggregate $37,500.

         5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. On the Effective Date, the Purchasers will deliver to the Company a certificate signed by their authorized representatives that represents and warrants to and agrees that, as of the Effective Date:

                 a. Each of the Purchasers has been duly organized and, in the case of Sass Partnership, is a validly existing Delaware limited partnership and, in the case of International, is a validly existing British Virgin Islands company, in each case, duly organized and in good standing under the laws of its respective jurisdiction of organization, with power and authority to own its respective property and conduct its respective business and to enter into and perform this Agreement.

                 b. International is generally subject to suit and neither it nor its property has any right of sovereign or other immunity from suit, or in respect of matters of jurisdiction or execution.

                 c. This Agreement has been duly authorized, executed and delivered by the Purchasers and constitutes the valid, legal and binding obligation of the Purchasers enforceable against the Purchasers in accordance with its terms.

                 d. The Purchasers have a combined net worth and partners capital, computed in accordance with generally accepted accounting principles, of not less than





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
                 $200,000,000 (Sass Partnership has a net worth (partners' capital) of not less than $125,000,000 so computed and International has a net worth of not less than $75,000,000 so computed) and each of the Partners has sufficient unrestricted liquid assets and the financial ability to fully perform its obligations under the Stand-by Commitment and its respective obligations hereunder. The financial statements of the Purchasers furnished to the Company prior to execution and delivery of this Agreement have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the pertinent results of operations for the periods indicated and the financial position at the end of such periods of the Purchasers, except as set forth in the footnotes thereto.

                 e. No consent, approval, authorization or order of, or filing with, any governmental agency or body of any court is required for the consummation by the Purchasers of the transactions contemplated by this Agreement in connection with the performance by Purchasers of the Stand-by Commitment.

                 f. The execution, delivery and performance of this Agreement and the Standby Commitment and the consummation of the transactions herein and therein contemplated will not result in a breach or violation by Purchasers of any of the terms and provisions of, or constitute a default under, (i) any statute, rule or regulation, or any order of any governmental agency or body or any court having jurisdiction over the Purchasers or any subsidiary of the Purchasers or any of their properties or (ii) any agreement or instrument to which the Purchasers or any subsidiary is a party or by which the Purchasers or any subsidiary is bound or to which any of the properties of the Purchasers or any subsidiary is subject, or (iii) the certificate of incorporation or by-laws of the Purchasers or any subsidiary of the Purchasers which currently conducts business.

                 g. No suit, action, claim or governmental proceeding has been instituted or, to the knowledge of the Purchasers, threatened against, and no order, decree or judgment of any court agency or other governmental authority shall have been rendered against, the Purchasers to restrain or prohibit the performance by Purchasers of this Agreement or the transactions contemplated by this Agreement.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. On the Effective Date, the Company will deliver to the Purchasers a certificate signed by its President or General Counsel that represents and warrants that, as of the Effective Date:

                 a. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus (as hereafter defined).





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
                 b. A registration statement (No. 33-89764), including a prospectus, relating to (i) the Plan, (ii) securities to be issued in connection with the Plan and (iii) the Ticket Vouchers, has been filed by the Company with and declared effective on May 12, 1995 by, the Securities and Exchange Commission (the "Commission"). Such registration statement is hereinafter referred to as the "Registration Statement," and such prospectus, including all materials incorporated therein by reference therein, as the "Prospectus."

                 c. The Registration Statement including the Prospectus, taken as a whole, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in so far as relevant and material to the financial condition of the Company, to the Ticket Vouchers or the transactions contemplated hereby.

                 d. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms.

                 e. The Ticket Vouchers have been duly authorized and validly issued by the Company and the redemption of the Ticket Vouchers by the Company in accordance with Section 2 of this Agreement has been duly authorized by all necessary corporate or judicial action.

                 f. The Ticket Vouchers conform to the description thereof under the definition of "Ticket Voucher" contained in
                 Section 1.1.159 of the Plan.

                 g. As of the Effective Date, $30,000,000 face amount of Ticket Vouchers were issued and outstanding.

                 h. No consent, approval, authorization or order of, or filing with, any governmental agency or body of any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance and redemption by the Company of the Ticket Vouchers, or resale of the Ticket Vouchers, except any such as have been obtained and made.

                 i. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default under, (i) any statute, rule or regulation, or any order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or (ii) any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject, or
                 (iii) the certificate of incorporation or





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
                 by-laws of the Company or any subsidiary of the Company which currently conducts business.

                 j. No suit, action, claim or governmental proceeding has been instituted or, to the knowledge of the Company, threatened against, and no order, decree or judgment of any court agency or other governmental authority shall have been rendered against, the Company to restrain or prohibit this Agreement or the transactions contemplated by this Agreement,

         7 .     COVENANTS OF THE COMPANY.  The Company covenants and agrees with the Purchasers that:

                 a. The Company will endeavor in good faith to advise the Purchasers promptly of any proposed amendment or supplement to the Plan prior to the Effective Date which affects the Purchasers and if the Company effects any such amendment or supplement without the Purchasers' consent which materially adversely affects the Purchasers, Purchasers may by prompt written notice to the Company terminate this Agreement and, in such event, the Company shall reimburse the Purchasers for their reasonable out-of-pocket expenses, including reasonable attorneys' fees and disbursements, if any, incurred in connection with such termination, together with payment of a termination fee of $540,000. The Company will endeavor in good faith to also advise the Purchasers of any judicial or administrative order materially affecting the Plan or any of the transactions contemplated by the Plan or this Agreement and will use its best efforts to prevent the issuance of any such order materially adversely affecting the rights of the Purchasers.

                 b. The Company will furnish to the Purchasers copies of the Confirmation Order, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Purchasers shall reasonably request.

                 c. The Ticket Vouchers will be in bearer form substantially in the form attached hereto as EXHIBIT "A". Records of the serial numbers applicable to specific holders of Ticket Vouchers will be maintained by the Agent rather than the Company and will be accessed by the Company only for purposes of security and/or control when and to the extent the Company in good faith believes there has been, or may have been, improper use, reproduction or alteration of Ticket Vouchers.

                 d. If required by any governmental agency of competent jurisdiction in the United States, the Company will arrange for the qualification of the purchase and resale of the Ticket Vouchers under the laws of such jurisdictions as the Purchasers may reasonably designate and will continue such qualification in effect so long as reasonably requested by the Purchasers.





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
                 e. The Company will promptly file any forms 10K, 10Q or 8K required to be filed with the Commission under applicable law and furnish to the Purchasers copies thereof promptly upon the filing thereof.

                 f. The Company will honor Ticket Vouchers in accordance with their terms whether tendered directly to the Company or indirectly through a travel agent, interline agreement or otherwise.

                 g. In any subsequent bankruptcy, reorganization or similar proceeding, the Company will (i) continue to honor the Ticket Vouchers in accordance with their terms and (ii) treat the Ticket Vouchers as "tickets" and holders of the Ticket Vouchers as "passengers/ticket holders."

                 h. As part of the Company's transmittal letter to persons entitled to receive Ticket Vouchers under the Plan, the Company will include a notice of the Standby Commitment in a form reasonably satisfactory to the Purchasers and will furnish to the Purchasers such copies thereof as the Purchasers may reasonably request.

                 i. The Company will take such further actions and execute and deliver to the Purchasers such further documents and instruments as may be necessary to fully and completely consummate the transactions and agreements contemplated by this Agreement.

                 j. The Company agrees not to enter into any agreements for the sale or disposition of all or substantially all of the Company's assets (in one or more transactions), or a merger, consolidation or other business combination involving all or substantially all of the Company's assets unless the Company provides the Purchasers with the express, written agreement by the purchaser(s) or other successor(s) to assume the Company's obligations and covenants hereunder and, after giving effect to any such sale, disposition, merger, consolidation or other business combination, the company or other successor(s) shall meet the requirements of Section 6 hereof.

                 k. In the event the Company shall fail, for any calendar month after the Expiration Date until all of the Ticket Vouchers are redeemed in full, to maintain an average balance of unrestricted domestic cash of not less than $70 million, the Company shall be obligated to repurchase from the Purchasers all Purchased Ticket Vouchers then held by the Purchasers at the applicable Discounted Redemption price as set forth in Section 2.c. hereof, such mandatory repurchase to be effected within 5 business days after receipt of written demand therefor from the Purchasers. Unrestricted domestic cash computed for this purpose with respect to any calendar month after December 31, 1995 shall exclude 50% of the cash proceeds to the Company, if any, derived from any of the following subsequent





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
                 to the Effective Date: (i) an equity rights offering, (ii) any working capital loan facility in addition to the Company's currently existing and fully drawn asset and receivables based loans from Karabu Corp., (iii) any change in the applicable formulae (as distinct from day to day changes in holdback levels in accordance with current procedures) which results in any reduction in credit card processing holdback levels and
                 (iv) any sale of capital assets outside the ordinary course of business. Conversely, any decrease in unrestricted domestic cash, resulting from any change in the applicable formulae (as distinct from day to day changes in holdback levels in accordance with current procedures) governing credit card processing holdback levels, shall be excluded.

                 In addition, the Company will maintain for the period of four calendar months ended October 31, 1995 and on a cumulative monthly basis thereafter, tested as of the last day of each month through December 1995, earnings before interest and taxes plus depreciation and amortization ("EBITDA") of not less than 50% of the following amounts:

                                                                    Cumulative
                 PERIOD                            EBITDA             EBITDA
                 ------                            ------             ------
                 July 1 - October 31, 1995         $227,600,000     $227,600,000
                 November 1995                     $ 28,900,000     $256,500,000
                 December 1995                     $ 30,100,000     $286,600,000

                 ;PROVIDED, HOWEVER, the Company shall not be required to maintain such EBITDA levels with respect to any calendar month during which the Company maintains an average balance of unrestricted domestic cash of not less than $120 million.

                 Upon request by the Purchaser, the Company's chief financial officer will execute and deliver to the Purchaser a certificate certifying that the conditions of this subsection are satisfied.

                 l. The Company will not purchase, publicly offer to purchase, or otherwise enter into any legally binding agreement to acquire prior to the Expiration Date any of the Ticket Vouchers other than in accordance with (i) this Agreement and (ii) the terms of the Ticket Vouchers. Should the Company, subsequent to the Expiration Date and prior to the redemption of all Ticket Vouchers purchased by the Purchasers pursuant to the Standby Commitment, optionally purchase from any person other than the Purchasers or in accordance with the terms of the Ticket Vouchers, without the prior written consent of the Purchasers, any of the Ticket Vouchers then, in that event, the mandatory redemption dates specified in clauses a.(2) and (3) of Section 2 hereof will be accelerated seriatim so that the mandatory redemption next scheduled will be rescheduled to the date upon which such optional purchase occurs and each succeeding scheduled redemption to the 15th day of each successive month thereafter. For example, if the Company optionally





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
                 repurchases Ticket Vouchers from any person other than the Purchasers during the month of November, the Scheduled Redemption for March, 1996 would be changed to the date in November of the optional repurchase, and the balance of the April, May and June, 1996 Scheduled Redemption Dates would be accelerated to the 15th day of December, 1995, January, 1996 and February, 1996, respectively. In such event, the credit referred to in Section 2.b. shall be applicable to the final rescheduled Scheduled Redemption. In the event of the acceleration of such Scheduled Redemption Dates, the price at which such Ticket Vouchers shall be redeemed is the Discounted Redemption Price specified in Section 2.6.

                 m. Prior to entering into any standby purchase agreement for the standby purchase by any third party of any Ticket Vouchers to be distributed by the Company subsequent to the Settlement Date before the redemption of all Ticket Vouchers purchased by the Purchasers pursuant to the Standby Commitment, the Company will provide not less than 72 hours prior written notice to the Purchasers at the address specified in Section 16 to permit Purchasers to make a written offer to the Company to act as standby purchaser with respect to the Ticket Vouchers to be distributed subsequent to the Settlement Date before the redemption of all Ticket Vouchers purchased by the Purchasers pursuant to the Standby Commitment. Should the Company not accept any offer made by the Purchasers or should the Purchasers not make any offer within said 72 hour period, the Company shall be free to make whatever arrangements it may desire with third parties with respect to any such standby commitment.

         8. COVENANTS OF THE PURCHASERS. The Purchasers covenant and agree with the Company that:

                 a. The Purchasers will take such further actions and execute and deliver to the Company such further documents and instruments as may be necessary to fully and completely consummate the transactions and agreements contemplated by this Agreement.

                 b. The Purchasers agree not to enter into any agreements for the sale or disposition of all or substantially all of the Purchasers' assets (in one or more transactions), or a merger, consolidation or other business combination involving all or substantially all of the Purchasers' assets unless the Purchasers provide the Company with the express, written agreement by the Purchasers or other successor(s) to assume the Purchasers' obligations and covenants hereunder and, after giving effect to any such sale, disposition, merger, consolidation or other business combination, the Purchasers or other successor(s) shall meet the requirements of Section 5 hereof.

                 c. Purchasers agree that any legal action or proceeding against Purchasers relating to or arising out of or under this Agreement may be brought in any court of competent jurisdiction in the State of New York or of the United States of America for the Southern District of New York, and Purchasers accept with regard to any such action or proceeding for themselves and in respect to their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Purchasers further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified U.S. mail, postage prepaid, to the Purchasers at their addresses provided in Section 16 hereof, such service to become effective upon receipt or five (5) days after such mailing, whichever shall first occur. Nothing herein contained shall affect the right of the Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Purchasers in the British Virgin Islands or in any other jurisdiction in which Purchasers may be subject to suit. To the fullest extent permitted by applicable law, Purchasers hereby waive, and agree not to assert, by way of motion, defense, counterclaim or otherwise, in any such suit, action or proceeding any claim that (i) Purchasers are not personally subject to the jurisdiction of any of the above-named courts by reason of any immunity or otherwise (ii) their respective properties are exempt or immune from setoff, execution or attachment, either prior to judgment or in aid of execution or
                 (iii) any suit, action or proceeding so brought is in an inconvenient forum or that the venue of the suit, action or proceeding is improper or that the subject matter hereof may not be enforced in or by such courts. Purchasers further agree that, after final judgment by any such court, they will, to the fullest extent permitted by applicable law, waive the benefit of any defense that would hinder or delay the levy, execution or collection of any amount to which the Company is entitled hereunder or pursuant to a final judgment of any court having jurisdiction. The Purchasers hereby irrevocably designate M.D. Sass Associates, Inc., in the case of Sass Partnership and M.D. Sass Management, Inc., in case of International, in each case having an office on the date hereof at 1185 Avenue of the Americas, New York, New York 10036, as the designee, appointee and agent of the Purchasers to receive service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement and such service shall be deemed complete five (5) days after delivery thereof to said agent, if written notice of such service shall be given to Purchasers either by such agent or by the Company, by mailing the same by registered or certified mail to Purchasers at the addresses set forth in Section 16 or otherwise as notice is permitted to be given under such paragraph.

                 If, for the purpose of obtaining a judgment in any court with respect to any obligation of Purchasers under this Agreement it becomes necessary to convert into any other currency any amount in Dollars due under this Agreement, then that conversion shall be made at the buying spot rate of exchange that would be utilized by the Company to purchase freely transferable Dollars at the close of business on the day before the day on which the judgment is rendered.

         9. DEFAULT BY THE COMPANY. Each of the following shall constitute an "Event of Default" by the Company under this Agreement.

                 a. failure of the Company to pay any Scheduled Redemption amount or Discounted Redemption amount or interest, when and as due and payable in accordance with the terms of this Agreement, which default continues for 5 days after the date due;

                 b. failure of the Company to pay any amount (other than a Scheduled Redemption amount, Discounted Redemption amount or interest) when and as due and payable in accordance with the terms of this Agreement, which default continues for 10 days after notice thereof by the Purchasers to the Company;

                 c. failure by the Company to observe and perform any of its covenants under this Agreement, and, if curable, any such failure continues for 30 days after notice thereof by the Purchasers to the Company;

                 d. any representation or warranty of the Company set forth in Section 6 hereof shall have been untrue or misleading in any material respect as of the date made and, such untrue and misleading representation or warranty shall be material as of the date asserted as an Event of Default hereunder;

                 e. the Company defaults in any material way under the terms of any of its material indebtedness for money borrowed or material aircraft purchase contracts or material aircraft leases and such default results in the acceleration of such indebtedness for money borrowed, aircraft purchase contracts or aircraft leases;

                 f. The Company ceases to provide commercial air transportation at a level (based on available seat miles) at least 70% of the level of available seat miles provided in 1994, in each case computed on a cumulative basis from July 1, 1995 compared to the cumulative average seat miles provided for the corresponding period in 1994.

                 g. the Company refuses to honor 5% or more of the outstanding Ticket Vouchers in accordance with their terms;

                 h. any final judgment in excess of $25 million is entered against the Company in any judicial or administrative proceeding, which judgment is not stayed within 30 days following the entry thereof;

                 i. the Company (i) commences a voluntary case or other proceeding under any state or federal bankruptcy, insolvency or receivership law, (ii) seeks or acquiesces to the appointment of a trustee, receiver, liquidator or custodian or any substantial part of its property, (iii) makes a general assignment for the benefit of its creditors or (iv) takes any corporate action authorizing the foregoing; or

                 j. an involuntary case or other proceeding under any state or federal bankruptcy, insolvency or receivership law is commenced against the Company and such involuntary case remains undismissed and unstayed for 60 days.

         10 .    DEFAULT BY THE PURCHASERS.  Each of the following shall
constitute an "Event of Default" by the Purchasers under this Agreement:

                 a. failure of the Purchasers to perform its obligations under the Standby Commitment when and as due and payable in accordance with the terms thereof and of this Agreement, which default continues for 5 days after performance is due;

                 b. prior to performance in full of the Standby Commitment, failure by the Purchasers to observe and perform any of their other covenants under this Agreement and, if curable, any such failure continues for 30 days after notice by the Company;

                 c. prior to performance in full of the Standby Commitment, any representation or warranty of the Purchasers set forth in Section 6 hereof shall have been untrue or misleading in any material respect as of the date made and, such untrue and misleading representation or warranty shall be material as of the date asserted as an Event of Default hereunder;

                 d. prior to performance in full of the Standby Commitment, any final judgment in excess of $25 million is entered against the Purchasers in any judicial or administrative proceeding, which judgment is not stayed within 30 days following the entry thereof;

                 e. prior to performance in full of the Standby Commitment, the Purchasers (i) commence a voluntary case or other proceeding under any state or federal bankruptcy, insolvency or receivership law, (ii) seek or acquiesce to the appointment of a trustee, receiver, liquidator or custodian or any substantial part of its property, (iii) make a general assignment for the benefit of their creditors or (iv) take any corporate action authorizing the foregoing; or

                 f. prior to performance in full of the Standby Commitment, an involuntary case or other proceeding under any state or federal bankruptcy, insolvency or receivership law is commenced against either of the Purchasers and remains undismissed and unstayed for 60 days.

         11. REMEDIES UPON DEFAULT BY THE COMPANY. Upon the occurrence of any Event of Default by the Company, the Purchasers may, but shall not be required to, exercise one or more of the following remedies:

                 a. declare all or any portion of the aggregate amount of all Scheduled Redemptions (undiscounted) immediately due and payable, without any presentment, demand, protest or other notice of any kind to the Company, all of which are hereby expressly waived. All such accelerated Scheduled Redemption amounts shall thereafter accrue interest at the Overdue Rate until paid.

                 b. sell, assign or otherwise dispose of any or all unredeemed Ticket Vouchers in one or more public or private transactions in a commercially reasonable manner upon 5 business days prior written notice to the Company, which is hereby deemed by the Company to be reasonable notice. The Company shall, to the extent not otherwise provided by law, remain liable for any deficiency resulting from such sales.

                 c. use any or all of the Ticket Vouchers for the Purchasers' own account without prejudice to the Purchasers' right to recover all unpaid amounts under this Agreement, provided that, the Ticket Vouchers used by the Purchasers shall be credited against any amounts owned to the Purchasers under this Agreement in an amount equal to the face value thereof.

                 d. any other legal or equitable remedy available to the Purchasers by law or by agreement.

The remedies set forth in this Agreement are cumulative and not exclusive. The exercise of any remedy shall not preclude the exercise of any other remedy by the Purchasers.

         12. REMEDIES UPON DEFAULT BY THE PURCHASERS. Upon the occurrence of any Event of Default by the Purchasers, the Company may, but shall not be required to, exercise one or more of the following remedies:

                 a. by notice in writing to Purchasers, immediately terminate all of the Company's obligations under this Agreement;

                 b. any other legal or equitable remedy available to the Purchasers by law or by agreement.

The remedies set forth in this Agreement are cumulative and not exclusive. The exercise of any remedy shall not preclude the exercise of any other remedy by the Company.

         13. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS TO ISSUE STAND-BY COMMITMENT. (A) The obligations of the Purchasers hereunder to issue the Stand-by Commitment shall be subject to the accuracy of the representations and warranties of the Company herein, at and as of the date hereof and the Effective Date, the performance of the Company of its obligations hereunder and the following conditions precedent:

                 a. The Company shall have delivered the certificate described in Section 6 of this Agreement.

                 b. The Plan shall have been confirmed by an order which is final and binding and not subject to appeal, rehearing or stay and there shall be no pending or threatened actions to revoke such order or to materially modify the Plan.

                 c. All of the conditions to the Effective Date of the Plan have been satisfied or waived by the necessary parties and the Plan is declared effective on or before August 30, 1995.

                 d. There shall not have occurred, in the reasonable judgment of the Purchasers, any material adverse change in the assets, liabilities or business of the Company since the date of this Agreement.

                 e. Prior to the commencement of the mailing and publication of the notice of Standby Commitment for the Ticket Vouchers, the Purchasers shall have received the opinion of Smith, Gambrell & Russell, counsel for the Company, dated as of the Effective Date, substantially in the form attached hereto as EXHIBIT "B".

                 f. Prior to the commencement of the mailing and publication of the notice of the Standby commitment for the Ticket Vouchers, the Purchasers shall have received an opinion, dated as of the Effective Date, in form satisfactory to the Purchasers, of Richard P, Magurno, Esq., General Counsel of the Company, to the effect that the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

                 g. No litigation shall have been brought or commenced against the Purchasers prior to the Effective Date challenging the propriety or legality of the transactions contemplated hereby which is not dismissed or withdrawn prior to the Effective Date.

         (B)     In the event:

                 (i) any representation or warranty of the Company set forth in Section 6 shall have been untrue or misleading in any material respect as of the date made, or

                 (ii) the Company shall not have maintained an average balance of unrestricted domestic cash of at least $70 million for the 30 day period prior to the close of business on the Expiration Date, the Company shall be obligated to repurchase from the Purchasers all Ticket Vouchers purchased by the Purchasers pursuant to the Standby Commitment at the Standby Purchase Price, such repurchase to be made simultaneously with the purchases by the Purchasers of Ticket Vouchers tendered to the Agent pursuant to the Standby Commitment. Nothing in this section contained or otherwise in this Agreement shall be deemed to modify or alter the unconditional nature of the Standby Commitment. Unrestricted domestic cash shall, for the purposes of the computations required by this subsection (B), exclude 50% of the cash proceeds to the Company, if any, derived from any of the following subsequent to the Effective Date: (i) an equity rights offering, (ii) any working capital loan facility in addition to the Company's currently existing and fully drawn asset and receivables based loans from Karabu Corp., (iii) any change in the applicable formulae (as distinct from day to day changes in holdback levels in accordance with current procedures) which results in any reduction in credit card processing holdback levels and (iv) any sale of capital assets outside the ordinary course of business. Conversely, any decrease in unrestricted domestic cash, resulting from any change in the applicable formulae (as distinct from day to day changes in holdback levels in accordance with current procedures) governing credit card processing holdback levels, shall be excluded.

         (C) The Company agrees upon written request by the Purchasers to make available for inspection by the Purchasers such books and records of the Company which are necessary to verify that the conditions of this Section have been met.

         14. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder shall be subject to the accuracy of the representations and warranties of the Purchasers herein, at and as of the date hereof and the Expiration Date, the performance by the Purchasers of their obligations hereunder and the following conditions precedent:

                 a. The Purchasers shall have delivered the certificate described in Sections 5 of this Agreement.

                 b. The Plan shall have been confirmed by an order which is final and binding and not subject to appeal, rehearing or stay and there shall be no pending or threatened actions to revoke such order or to materially modify the Plan.

                 c. All of the conditions to the Effective Date of the Plan have been satisfied or waived by the necessary parties and the Plan shall have been declared effective on or before August 31, 1995.

                 d. Prior to the commencement of the mailing and publication of the notice of Standby Commitment for the Ticket Vouchers, the Company shall have received the opinion of counsel for the Purchasers, dated as of the Effective Date, as to the matters referred in to clauses a., b., c., e., and f. of Section 5 hereof, in form and substance reasonably satisfactory to the Company.

                 e. No litigation shall have been brought or commenced against the Company prior to the Effective Date challenging the propriety or legality of the transactions contemplated hereby which is not dismissed or withdrawn prior to the Effective Date.

         15. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The agreements, representations and warranties of the Company and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers or the Company or any of their respective representatives, officers or directors or any controlling person through and including the final Redemption Date, and will survive the redemption of the Ticket vouchers hereunder by the Company.

         16. NOTICES. All notices, demands, instructions and other communications required or permitted hereunder will be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by telefacsimile (which shall immediately be followed by the original of such communication) and shall be deemed to he given when received by the intended recipient or, in the case of telefacsimile, on the date transmitted to the intended recipient thereof. Unless otherwise specified in writing in accordance with this Section, such notices, demands instructions and communications shall be made to the following:

                 To Purchasers:            M.D. Sass Re/Enterprise Partners L.P.
                                           1185 Avenue of the Americas
                                           New York, New York 10036
                                           Attention:  General Counsel
                                           Telephone:    (212) 843-8975
                                           Telefacsimile:       (212) 768-8078

                 To the Company:   One City Centre
                                         515 North Sixth Street
                                         St. Louis, Mo. 63101
                                         Attention:   General Counsel
                                         Telephone:     (314) 589-3264
                                         Telefacsimile:        (314) 589-3267

         17. SUCCESSOR. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns. Except as expressly stated herein, the Purchasers may not assign their obligations under this Agreement or the Standby Commitment but may, without restriction, assign their rights hereunder to any affiliated entity and, following the Settlement Date, to any three or fewer third parties or affiliated parties. Except as expressly stated herein, the Company may not assign its obligations under this Agreement without the consent of the Purchasers.

         18.     ENTIRE AGREEMENT.   This Agreement constitutes the entire
agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

         19. INDEMNIFICATION. The Company will indemnify and hold harmless the Purchasers, M.J. Whitman, Inc., and their respective officers, directors, employees and agents (each an "indemnified party") against any claims of, liabilities to or actions by third persons or entities (collectively, "Claims"), joint and several, to which such indemnified party may become subject, insofar as such Claims result from or are based upon any untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Plan, or any amendment or supplement to any thereof, or any related preliminary prospectus, or result from or are based upon the omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise result from or are based upon any act or omission of the Company, and will reimburse each indemnified party for any reasonable legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending such Claims as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case for Claims or expenses resulting from or based upon the breach of this Agreement or the Standby Commitment by the Purchasers or the negligence, bad faith acts or omissions or the willful misconduct of any indemnified party. Each indemnified party shall cooperate fully with the Company in the defense of any Claim and endeavor in good faith to keep the Company's costs and any Claim to a minimum consistent with the retention by such parties of the benefits intended to be conferred upon such indemnified party hereby. Each indemnified party shall promptly notify the Company of the making of any Claim for which it believes it is entitled to any indemnity hereunder.

         20. APPLICABLE LAW. The Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflict of laws.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first above written.



                                        TRANS WORLD AIRLINES, INC.


                                        By:
                                           ------------------------------------
                                           Title:
                                                 ------------------------------


                                        M.D. SASS RE/ENTERPRISE PARTNERS, L.P.

                                        BY:   M.D. SASS ASSOCIATES, INC.,
                                              Managing General Partner


                                             By:
                                                -----------------------------
                                             Title:
                                                   ---------------------------



                                        M.D. SASS RE/ENTERPRISE
                                        INTERNATIONAL, LTD.

                                        BY:   M.D. SASS MANAGEMENT, INC.,
                                              Investment Manager


                                              By:
                                                 ------------------------------
                                               Title:
                                                     --------------------------



Acknowledged and accepted:
M.J. Whitman, Inc.


By:
   ------------------------------
   Title:
         ------------------------

                      [FORM OF TWA TICKET VOUCHER - FRONT]

TRANS WORLD AIRLINES, INC.                                            [TWA Logo]
TWA Ticket Voucher

                      AMOUNT:  $_______________________
                                (Not to exceed $50.00)

Issued __________, 1995                              Expires _____________, 2000

        This TWA Ticket Voucher will be accepted by TWA from any person in lieu of cash for a discount of up to 50% of the cost of TWA airline tickets for transportation on TWA flights, subject to the Terms and Conditions on the reverse side hereof, at any Published Fare (including discounted tickets or fares), provided such tickets are purchased in the U. S. for travel (i) originating within the U.S. to any destination on TWA's system or (ii) to and from such other locations on TWA's routes as applicable law does not prohibit. "Published Fare" means any fare TWA offers to the general public directly or through others, including consolidators, and also includes specially negotiated corporate rates, bulk fares or any other fares offered by TWA whether or not made available directly or indirectly to the general public.

        This TWA Ticket Voucher is freely transferable and may be used by the holder or sold for cash to the travel agent community or any other willing purchaser. In order to effect a valid transfer of this TWA Ticket Voucher, the holder must print the name of the transferee and sign below on the appropriate lines, and the transferee must sign below.

         Initial Transfer                       Subsequent Transfer
         ----------------                       -------------------

I certify that this TWA Ticket Voucher    I certify that this TWA Ticket Voucher
is hereby transferred to:                 is hereby transferred to:

___________________________________       ___________________________________
Name/Relationship                         Name/Relationship

___________________________________       ___________________________________
Voucher Holder Signature                  Voucher Holder Signature

___________________________________       ___________________________________
Transferee Signature                      Transferee Signature



                          FOR TICKETING AGENT USE ONLY
                          ----------------------------

TV USED       $____________               TICKET  _____________________________
                                                       FORM        SERIAL #

TV RESIDUAL   $____________               MCO _________________________________
                                                       FORM        SERIAL #
TRAVEL AGENT ARC CODE #/COMPANY OUTLET #_______________________________________
TRAVEL AGENT NAME/# ___________________________________________________________

                        [FORM OF TICKET VOUCHER - BACK]


                               TWA TICKET VOUCHER

                              TERMS AND CONDITIONS


1. TWA Ticket Vouchers may be used to pay up to 50% of the "Published Fare" of a TWA airline ticket, including any upgrade costs but excluding all taxes, airport charges, departure and arrival fees, and similar government impositions. Subject to such 50% fare limitation, TWA agrees to treat TWA Ticket Vouchers as equivalent to tickets which have been issued to the public, and to provide to the holders of TWA Ticket Vouchers, at all times and under all conditions, the rights afforded to TWA airline ticket holders including the right to all standard denied boarding compensation and/or alternative transportation arranged by TWA which is provided to other TWA ticket holders and without discrimination against the holders of TWA Ticket Vouchers. TWA Ticket Vouchers will not be redeemable in cash, either by direct payment or indirectly, through refund of the portion of tickets paid for with such TWA Ticket Vouchers. Tickets purchased with TWA Ticket Vouchers will not be exchangeable for tickets on other airlines.

2. To the extent that the amount of a particular TWA Ticket Voucher exceeds the allowable 50% of the price of the ticket(s) purchased, any excess may be applied to subsequent purchases. To evidence the unused amount of any TWA Ticket Voucher, TWA will either (a) issue a transferrable "miscellaneous charge order" voucher that will be honored as a TWA Ticket Voucher solely for future purchases on or before the expiration date of the TWA Ticket Voucher, or, if the TWA Ticket Voucher was issued to a TWA employee, (b) account for the unused amount by bookkeeping entries.

3. Passengers must comply with all tariff terms and conditions applicable to the fare of the ticket purchased in part with TWA Ticket Vouchers. These include, but are not limited to, advance purchase requirements, refund and reissue restrictions, seat limitations, capacity control requirements and ticket validity periods.

4. TWA Ticket Vouchers are freely transferable and may be applied by individuals, travel agencies, ticket brokers, consolidators or any other person who may from time to time seek to use them to purchase tickets from TWA.

5. TWA Ticket Vouchers may not be used to purchase transportation on carriers other than TWA, nor may they be applied to freight or any other charge (such as, for example, excess baggage, ground handling, tours, in-flight amenities, or Ambassador's Club dues).

6. Any misuse of TWA Ticket Vouchers in violation of these Terms and Conditions shall result in the voiding of such misused TWA Ticket Vouchers and shall also result in the voiding of all other TWA Ticket Vouchers issued to or held by said person or entity. "Misuse" means any reproduction or alteration of this TWA Ticket Voucher.

7. TWA is not obligated to replace this or any other TWA Ticket Voucher that is lost, stolen or destroyed.

8. Individuals redeeming TWA Ticket Vouchers may be required to show identification. Passengers may be required to show identification at any time during travel.

9. TWA Ticket Vouchers may not be redeemed retroactively for any previously issued ticket or in connection with the exchange of any wholly or partially unused ticket.

10.TWA Ticket Vouchers will be replaced in connection with a refund of a ticket purchased with TWA Ticket Vouchers only if the ticket is wholly unused and fully refundable.

                                                      TICKETING INSTRUCTIONS

1. This TWA Ticket Voucher, when presented to TWA           2. Calculate the discount amount of the ticket by
   or its Authorized Travel Agent, entitles the                adding the total dollar amount of the TWA Ticket Voucher(s)
   holder to a discount as specified in the Terms              submitted, up to a maximum discount amount which is
   and Conditions toward the purchase of a ticket              50% of the Published Fare (as defined on the front of
   for travel on TWA.  THIS TWA TICKET VOUCHER                 the TWA Ticket Voucher) of the ticket being purchased.
   MUST BE SURRENDERED WHEN THE TICKET IS PURCHASED.
                                                            3. Subtract PFCs and other fees from the new ticket purchase
2. TWA Ticket Voucher value as specified may be                price.  Calculate the discounted fare.  Enter this amount
   applied to the purchase of a ticket, subject to             in the "fare" box on the ticket.
   the TWA Ticket Voucher Terms and Conditions.
   Excess TWA Ticket Voucher Value may be applied           4. Calculate the taxes, PFCs and other fees and enter these
   to subsequent purchases as listed in Terms and              amounts in the "tax" boxes.
   Conditions section 3.
                                                            5. Add the "fare" and "tax" boxes to arrive at the total
3. TWA TICKETING INSTRUCTIONS:                                 purchase price of the ticket.  Enter this amount in the
                                                               "total" box on the ticket.
   Reference No. ______________________________.
                                                            6. Enter the applicable commission rate in the "commission"
4. Travel Agent Ticketing Instructions - Report as             box on the ticket and the sum of the taxes, PFCs and other
   _________________________________.                          fees in the tax box on the ticket.

   Automated Ticketing - Travel Agent ticketing             All tickets issued must show the ticket designator "____"
   personnel should use the Profile _________,              followed by the total dollar value of the discount (i.e., the
   based on the CRS WORLDSPAN, to see the correct           ticket designator for a $50 dollar discount will be ____50.
   ticketing instructions.                                  Enter the ticket designator in the "ticket designator" box on the ticket.
TRAVEL AGENT MANUAL TICKETING - Travel Agent ticketing
personnel should select the ticketing/issuing airline       ARC REPORTING PROCEDURE
validation plate then follow the ticketing instructions
below.                                                      1. Treat as a Type A - Discount Certificate.

CALCULATE TICKET AMOUNTS.                                   2. No REN is required.

1. Calculate the new purchase price of the ticket by        3. Enter the discount certificate number (including the carrier
   subtracting the discount amount from the total              code) on the ticket in the Endorsements/Restrictions area.
   purchase price of the ticket.
                                                            4. Place discount certificate on top of the Auditor's Coupon for a cash sale or on top of the charge form for a credit sale.

                                                            5. Refer to Industry Agents' Handbook Section 6.0 for details.



                                August ___, 1995


M.D. Sass Re/Enterprise Partners L.P.
M.D. Sass Re/Enterprise International Ltd.
1185 Avenue of the Americas
New York, New York   10036

Gentlemen:

         I am general counsel for Trans World Airlines, Inc., a Delaware corporation ("TWA" or the "Company") and have so acted in connection with the negotiation, execution and delivery by TWA of a Stand-By Purchase Agreement dated as of August 8, 1995 between you and TWA (the "Purchase Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement and/or that certain Joint Plan of Reorganization of TWA and the Company as modified and confirmed by order (the "Confirmation Order") of the United Bankruptcy Court for the Eastern District of Missouri (the "Bankruptcy Court") on August 4, 1995 (the "Plan of Reorganization").

         I have examined copies of the Purchase Agreement, the Ticket Vouchers, Plan of Reorganization, Confirmation Order and Registration Statement No. 33-84944 of TWA on Form S-4 as filed with Securities and Exchange Commission on October 11, 1994, as amended through Post-Effective Amendment No. 6 dated May 12, 1995 (the "Registration Statement"), and such other instruments, documents and agreements and matters of law as I have deemed necessary in the circumstances. In such review, I have assumed the genuineness of all signatures not affixed by officers of TWA in our presence, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies and the authenticity of such documents so submitted.

         As to factual matters on which this opinion is based, I have relied without independent investigation upon the representations and warranties contained in the Purchase Agreement and upon statements and certificates of public officials and of TWA. For purposes hereof, "factual matters" shall not be deemed to include, except in the case of certificates of public officials, matters which directly or in practical effect constitute the legal conclusions in question.

M.D. Sass Re/Enterprise Partners L.P.
M.D. Sass Re/Enterprise International Ltd.
August 23, 1995
Page 2

         Based upon the foregoing and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that the execution, delivery and performance by the Company of the Purchase Agreement, and the consummation by the Company of the transactions therein contemplated, will not result in a breach or violation of any of the terms and provisions of or constitute a default under, any agreement or instrument known to me to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

         I am duly admitted and qualified to practice in the State of New York and do not hold myself out as an expert on, or as admitted to practice law in, any other state. I am opining herein only as to the effect on the subject transactions of the laws of the State of New York, the business corporation laws of the State of Delaware and the federal laws of the United States of America. Except as noted above, I am not opining as to the effect on any of the matters covered herein of the laws of any other jurisdiction.

         I undertake no responsibility to advise you of any change in the laws after the date hereof that would alter the scope or substance of the opinions expressed herein. This opinion is intended for your exclusive use and may not be relied upon by any person or entity other than the addressees hereof. By receipt and acceptance of or reliance on this opinion, you consent to the limitations on the scope of our inquiry and the opinions stated herein.

                                        Very truly yours,



                                        Richard P. Magurno

                                   EXHIBIT C


                   [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL]

                                [Effective Date]


M.D. Sass Re-Enterprise Partners L.P.
M.D. Sass Re-Enterprise International L.P.
1185 Avenue of the Americas
New York, New York   10036


Gentlemen:

         We are counsel for Trans World Airlines, Inc., a Delaware corporation ("TWA" or the "Company") and have so acted in connection with the negotiation, execution and delivery by TWA of a Stand-By Purchase Agreement dated as of August __, 1995 between you and TWA (the "Purchase Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement and/or that certain Joint Plan of Reorganization of TWA and the Company as modified and confirmed by order (the "Confirmation Order") of the United Bankruptcy Court for the Eastern District of Missouri (the "Bankruptcy Court") on August 4, 1995 (the "Plan of Reorganization").

         In connection with our representation of TWA, we have examined copies of the Purchase Agreement, the Ticket Vouchers, Plan of Reorganization, Confirmation Order and Registration Statement No. 33-84944 of TWA on Form S-4 as filed with Securities and Exchange Commission on October 11, 1994, as amended through Post-Effective Amendment No. 6 dated May 12, 1995 (the "Registration Statement"), and such other instruments, documents and agreements and matters of law as we have deemed necessary in the circumstances. In such review, we have assumed the genuineness of all signatures not affixed by officers of TWA in our presence, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of such documents so submitted.

         As to factual matters on which this opinion is based, we have relied without independent investigation upon the representations and warranties contained in the Purchase Agreement and upon statements and certificates of public officials and of TWA. For purposes hereof, "factual matters" shall not be deemed to include, except in the case of certificates of public officials, matters which directly or in practical effect constitute the legal conclusions in question.

         Based upon the foregoing and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

________________
______________, 1995
Page 2

                 1. TWA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and carry on its business substantially as described in the Registration Statement.

                 2. The Confirmation Order confirming the Reorganization Plan is final and binding and not subject to appeal, rehearing or stay.

                 3. The Purchase Agreement has been duly authorized, executed and delivered by the Company and is binding on the Company in accordance with its terms.

                 4. The Ticket Vouchers have been duly authorized and validly issued by the Company and the redemption of the Ticket Vouchers by the Company on each Redemption Date in accordance with
         Section 2 of the Purchase Agreement has been duly authorized by all necessary corporate or judicial action.

                 5. The Ticket Vouchers conform in all material respects to the description thereof under the definition of "Ticket Voucher" contained in Section 1.1.159 of the Plan of Reorganization.

                 6. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the issuance or redemption of the Ticket Vouchers by the Company or resale of the Ticket Vouchers by the Purchaser, except such as have been obtained and made.

                 7. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation by TWA of any of the terms and provisions of, or constitute a default under, (i) any statute, rule or regulation, or, to the extent known to us, any order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or (ii) to the extent known to us, any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject, or (iii) the certificate of incorporation or by-laws of the Company or any subsidiary of the Company which currently conducts business.

_______________
______________, 1995
Page 3

         The opinions expressed herein are subject to the following assumptions and qualifications:

   (i) no opinion is expressed herein as to the validity of any waiver, express or implied, of any statutory or constitutional right;

   (ii) the opinions expressed herein hereof include and are subject to: (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether applied by a court of law or equity; (c) the effect and possible unenforceability of contractual provisions for choice of governing law; (d) the possible unenforceability of waivers or advance consents that have the effect of waiving statutes of limitation or, as to the jurisdiction of courts, the venue of actions, or, in certain cases, notice; (e) the possible unenforceability of provisions providing that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance, or the like or failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;
         (f) the effect of course of dealing, course of performance, or the like, that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement;
         (g) the possible unenforceability of provisions that enumerate remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (h) the possible unenforceability of provisions permitting modifications of an agreement only in writing;
         (i) the possible unenforceability of provisions that the provisions of an agreement are severable; (j) the effect of laws requiring mitigation of damages; (k) the possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing reasonable opportunity to cure failure to perform; and (l) the possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy;

_______________
______________, 1995
Page 4

         (v) no opinion is expressed herein as to the effect of laws relating to the legally permissible rates of interest or the computation or disclosure thereof;

         (vi) in rendering the opinions set forth herein, as to the authority of TWA to execute or issue, and/or the enforceability of, the Ticket Vouchers and Purchase Agreement, we have relied on the Confirmation Order authorizing and approving, inter alia, the issuance of the Ticket Vouchers, and in connection therewith, authorizing TWA to consummate the transactions contemplated by the Plan of Reorganization of TWA.

         We are attorneys duly admitted and qualified to practice in the State of Georgia and do not hold ourselves out as experts on, or as admitted to practice law in, any other state. We are opining herein only as to the effect on the subject transactions of the laws of the State of Georgia, the contract and commercial laws of the State of New York, the business corporation laws of the State of Delaware and the federal laws of the United States of America. Except as noted above, we are not opining as to the effect on any of the matters covered herein of the laws of any other jurisdiction. As to such laws of the State of New York and the business corporation laws of the State of Delaware applicable to the opinions set forth herein, we have made such investigation of such laws as we have deemed necessary to express such opinions.

         We undertake no responsibility to advise you of any change in the laws after the date hereof that would alter the scope or substance of the opinions expressed herein. This opinion is intended for your exclusive use and may not be relied upon by any person or entity other than the addressees hereof. By receipt and acceptance of or reliance on this opinion, you consent to the limitations on the scope of our inquiry and the opinions stated herein.

                           Very truly yours,

                           SMITH, GAMBRELL & RUSSELL



                           By:
                                Howard E. Turner
HET:sls